BOUNTY DEVELOPMENTS LTD.

1250, 340 – 12 Ave. S.W.
Calgary, AB
T2R 1L5
Tel (403) 264-4994
Fax (403) 266-6031

June 25, 2008

Park Place Energy Corp.
Suite 300, 840 6th Ave. SW
Calgary AB T2P 3E5

Attention: David Johnson,
President & CEO

RE: **Seismic Option Agreement dated September 22, 2006 between Bounty Developments Ltd. (as "Farmor") and Park Place Energy Inc. (as "Farmee") ("the Farmout Agreement")**
West Half of Section 13, Township 87, Range 7 W6M
Worsley Area, Alberta
Bounty file: AM-209-003

This letter is further to our prior verbal agreement to extend Farmee's election to drill a Test Well under the Seismic Option Agreement in order to keep it in full force and effect. We are confirming that Farmee has elected not to drill a Test Well on the subject farmout lands but wishes to terminate the Seismic Option Agreement and thereby forfeit all earning, right to earn or any other rights under the Seismic Option Agreement or with regard to the farmout lands. Farmor and Farmee agree to and do hereby mutually release each other from all existing, future or prior obligations under the Seismic Option Agreement.

If the above reflects your understanding of the terms and conditions agreed upon respecting the Farmout Agreement, please sign and return one copy of this letter agreement.

Yours very truly,
BOUNTY DEVELOPMENTS LTD.

Paul S. Clark,
Land Manager

Farmee accepts the termination of the Farmout Agreement under the terms and conditions set out above.

PARK PLACE ENERGY CORP.

per: ______________________

per: ______________________